UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

March 12, 2014
Date of Report
(Date of Earliest Event Reported)

RAVEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

South Dakota	001-07982	46-0246171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 East 6th Street, P.O. Box 5107, Sioux Falls, SD 57117-5107
(Address of principal executive offices)

(605) 336-2750
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Attached as Exhibit 99 to this current report on Form 8-K is a press release issued by Raven Industries, Inc. (herein referred to as the “Registrant” or the “Company) on March 12, 2014 regarding earnings for the fourth quarter of fiscal year 2014.
Item 7.01. Regulation FD Disclosure
On the Company’s conference call regarding earnings for the fourth quarter of fiscal year 2014, management disclosed that it has seen lower contract manufacturing revenues within its Aerostar segment as the Company emphasizes proprietary product lines over contract manufacturing. Aerostar’s contract manufacturing revenues for the fiscal years 2013 and 2014 were $69,059,000 and $38,327,000, respectively. The Company further disclosed on its quarterly conference call that it expects contract manufacturing revenues to decline by approximately $20 million in fiscal 2015.

The information in this report is being furnished pursuant to Item 2.02 and Item 7.01 of Form 8-K and shall not be deemed to be "filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and Section 11 of the Securities Act of 1933 or otherwise subject to the liabilities of those sections. Furnishing this current report on Form 8-K does not constitute an admission by the Registrant as to the materiality of any information contained in this current report that is required to be disclosed solely by Item 2.02 or Item 7.01.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99	Raven Industries, Inc. press release dated March 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAVEN INDUSTRIES, INC.
/s/ Thomas Iacarella
Thomas Iacarella
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: March 12, 2014

EXHIBIT INDEX

Exhibit No.	Description
99	Raven Industries, Inc. press release dated March 12, 2014.